September 20, 2005

Netsmart Technologies, Inc.
and Hayes Acquisition Corp.
3500 Sunrise Highway
Great River, NY 11739
Attn: James Conway, CEO

Re:	Shareholders Voting Agreement

Gentlemen:

Reference is made to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof, by and among CMHC Systems, Inc., an Ohio corporation (“CMHC”), Hayes Acquisition Corp., an Ohio corporation (“Acquisition”), Netsmart Technologies, Inc., a Delaware corporation (“Netsmart”) and John Paton, as Securities Holders’ Representative.

Unless otherwise indicated or specifically defined, all capitalized terms used herein shall have the meaning ascribed to them in the Merger Agreement.

This letter agreement is the Shareholders Voting Agreement described in Section 5.4 of the Merger Agreement. As an essential condition and inducement to Netsmart and Acquisition to enter into the Merger Agreement and in consideration therefor, the undersigned (hereinafter the “Shareholder”) has agreed to enter into this letter agreement.

To that end, in consideration of the foregoing and the mutual covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Voting of Shares.

(a) Voting Agreement. The Shareholder is beneficial owner of, or has sole voting power or control with respect to, 700,000 issued and outstanding CMHC Shares (such shares, together with all CMHC Shares issued to, or otherwise beneficially owned by, the Shareholder after the date hereof or as to which voting power or control is hereafter acquired by the Shareholder are hereinafter called the “Covered Shares”). The Shareholder hereby agrees, during the period commencing on the date hereof and continuing until termination in accordance with Section 4 hereof (the “Voting Period”), (i) to appear or cause the holder of record of the Covered Shares on any applicable record date (the “Record Holder”) to appear for the purpose of obtaining a quorum at any annual or special meeting of shareholders of CMHC and at any adjournment thereof at which matters relating to the Merger, the Merger Agreement, or any transaction contemplated by the Merger Agreement are considered, and (ii) to vote, or cause the Record Holder to vote, in person or by proxy, at a meeting or by written consent, all of the Covered Shares in favor of adopting and approving the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement.

(b) Grant of Proxy.

(i) The Shareholder hereby appoints Netsmart and any designee of Netsmart, and each of them individually, as the Shareholder’s proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect to the Covered Shares in accordance with Section 1(a), including voting in favor of adopting and approving the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement. The Shareholder shall promptly cause a copy of this letter agreement to be deposited with CMHC at its principal place of business. The Shareholder shall take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy. Notwithstanding the foregoing, in the event that Netsmart or its designee is unable or declines to exercise the power and authority granted by this proxy for any reason or requests the Shareholder to vote or act by written consent in respect of the Covered Shares in accordance with Section 1(a), the Shareholder shall be entitled to vote or act by written consent during the Voting Period with respect to the Covered Shares in accordance with Section 1(a).

(ii) The proxy and power of attorney granted pursuant to this Section 1(b) by the undersigned shall be irrevocable during the Voting Period, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the undersigned. The power of attorney granted by the Shareholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incompetency of the Shareholder. The proxy and power of attorney granted hereunder shall terminate as provided in Section 4.

(iii) Notwithstanding anything in this letter agreement to the contrary, neither Netsmart nor any designee of Netsmart shall have any rights to vote, or to direct the exercise of any rights to vote, any of the Covered Shares in the election of directors of CMHC.

(c) No Inconsistent Agreements. The Shareholder hereby covenants and agrees that, except as contemplated by this letter agreement and the Merger Agreement and except as disclosed in the Schedules to the Merger Agreement, the Shareholder (i) has not entered, and shall not enter at any time during the Voting Period, into any voting agreement in respect of the Covered Shares, and (ii) has not granted, and shall not grant at any time during the Voting Period, a proxy or power of attorney in respect of the Covered Shares, in either case which is inconsistent with this letter agreement.

(d) No Transfer of Shares. The Shareholder hereby covenants and agrees that, during the Voting Period, the Shareholder shall not, either directly or indirectly, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (collectively, a “Transfer”), or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of any or all of the Covered Shares or any other securities or rights convertible into or exchangeable for the Covered Shares. The Shareholder hereby agrees and consents to the entry of stop transfer instructions by CMHC against any such Transfer.

2. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to Netsmart and Acquisition as of the date hereof as follows:

(a) Authority. The Shareholder has the corporate power or legal capacity, as applicable, to enter into this letter agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby. This letter agreement has been duly executed and delivered by the Shareholder and constitutes the binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms, except as the enforcement thereof may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally now or hereafter in effect and subject to the application of equitable principles and the availability of equitable remedies.

(b) No Conflict. Except as set forth in Schedule 3.5 to the Merger Agreement:

(i) No filing with any governmental authority, and no authorization, consent or approval of any person or entity is necessary for the execution of this letter agreement by the undersigned or the consummation of the transactions contemplated hereby; and

(ii) None of the execution and delivery of this letter agreement by the undersigned, the consummation by the undersigned of the transactions contemplated hereby, or compliance by the undersigned with any of the provisions hereof shall (A) conflict with or result in any breach of the organizational documents of the undersigned, if applicable, (B) result in, or give rise to, a violation or breach of or a default under any of the terms of any contract, understanding, agreement or other instrument or obligation to which the undersigned is a party or by which the undersigned or any of the Covered Shares or any assets of the undersigned may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation.

(c ) Ownership of Shares.

(i) The Shareholder has good and valid title to the CMHC Shares listed on Schedule 3.4 to the Merger Agreement as being owned by the Shareholder as of the date of such agreement and is the sole record and beneficial owner of such CMHC Shares, free and clear of any and all liens.

(ii) Except as set forth in Schedule 3.4 to the Merger Agreement, the Shareholder does not have any rights, subscriptions, warrants, options, conversion rights, commitments or agreements of any kind authorized or outstanding to purchase or otherwise acquire from CMHC or any other Person any capital stock, or other securities or obligations of any kind convertible into or exchangeable for any capital stock of CMHC or any other equity interest in CMHC.

(iii) Except as set forth in Schedule 3.4 to the Merger Agreement, the undersigned is not a party to any proxy, or any agreement, arrangement or understanding of any kind authorized or outstanding which restricts, limits or otherwise affects the ability to transfer or the right to vote any of the Covered Shares or under which the Shareholder has granted an option on the Covered Shares.

3. Indemnity. The Shareholder agrees to indemnify and hold harmless the Netsmart Indemnified Parties from and against any Losses which are caused by or arise out of any breach of Section 2(b).

4. Termination. The agreements set forth in Section 1 shall terminate upon the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, or (b) the Effective Time. Upon such termination, no party shall have any further obligations or liabilities pursuant to Section 1, provided that no such termination shall relieve any party from liability for any breach of any such agreements prior to such termination.

5. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions set forth in Section 1 of this letter agreement were not performed in accordance with their specified terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent such breaches and to specific performance of such terms and provisions in addition to any other remedy to which they are entitled at law or in equity.

6. Miscellaneous.

(a) Successors and Assigns. This letter agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and permitted assigns.

(b) Entire Agreement. This letter agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

(c) Construction. The headings in this letter agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this letter agreement. As used herein, unless the context otherwise requires, all references to “Section” are to a section of this letter agreement.

(d) Counterparts. This letter agreement may be executed in any number of counterparts, each of which shall constitute one and the same instrument.

(e) Amendment. This letter agreement may not be amended except by an instrument in writing signed by the parties hereto.

(f) Severability. If any term or other provision of this letter agreement is determined to be invalid, illegal or incapable of being enforced, all other conditions and provisions of this letter agreement shall remain in full force and effect.

(g) Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered personally or sent by certified mail (return receipt requested), postage prepaid, recognized national or international air courier or by facsimile transmission electronically confirmed:

if to Netsmart or Acquisition:

Netsmart Technologies, Inc.
3500 Sunrise Highway
Great River, New York 11739
Fax: (516) 968-2123
Attn.: James Conway, CEO

with a copy to:

Kramer, Coleman, Wactlar & Lieberman, P.C.
100 Jericho Quadrangle
Jericho, New York 11753
Fax: (516) 822-4824
Attn.: Nancy D. Lieberman, Esq. or
Edward S. Wactlar, Esq.

if to the Shareholder, to the address set forth below the Shareholder’s signature to this letter agreement,

with a copy to:

Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, Ohio 43215
Fax: (614) 719-4623
Attn: Anker M. Bell, Esq.

or, in each case, at such other address or facsimile number as may be specified in writing to the other parties.

(h) Governing Law. Except with respect to the validity of the Merger and the provisions set forth in Section 1, which shall be governed by Ohio law, this letter agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(i) Officers and Directors. The Shareholder has entered into this letter agreement solely in the Shareholder’s individual capacity as a shareholder of CMHC, and not in any other capacity, including the capacity of a director or officer of CMHC. If the Shareholder is or becomes during the Voting Period a director or officer of CMHC, then the Shareholder shall not be deemed to have made any agreement or understanding herein in his or her capacity as such director or officer, and (ii) nothing herein will limit or affect, or give rise to any liability of the Shareholder by virtue of, any actions taken or to be taken by the Shareholder in his or her capacity as a director or officer of CMHC, including any actions taken or to be taken in complying with his or her obligations as a director or officer of CMHC under Applicable Law (including any fiduciary obligations in such capacities).

[SIGNATURES ON NEXT PAGE]

If the foregoing is acceptable to you, please so indicate by signing this letter in the space provided below and returning such executed copy to the Shareholder, whereupon this letter will represent our agreement with respect to the provisions hereof.

Very truly yours, _________________________________ John Paton Address:6761 Cook Road Powell, Ohio 3065 Fax:___________________________ __

Agreed and Accepted:

NETSMART TECHNOLOGIES, INC.

By:_________________________________
James Conway, CEO

Dated: September 20, 2005

HAYES ACQUISITION CORP.

By:_________________________________

Its:_______________________________

Dated: September 20, 2005